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                                                                       Exhibit 8

                               [Kirkland & Ellis]

                                January 25, 1999

Motorola, Inc.
Motorola Capital Trust I
1303 East Algonquin Road
Schamburg, Illinois 60196

     Re:  Motorola, Inc.; Motorola Capital Trust I
          Registration Statement on Form S-3 (Registration No. 333-70827)

Dear Ladies and Gentlemen:

          In connection with the preparation of the Registration Statement (as defined below) for the registration under the Securities Act of 1933, as amended (the "Act"), of 20,000,000 shares of Preferred Securities (the "Preferred Securities") of Motorola Capital Trust I, you have requested our opinion concerning certain statements set forth in the Form S-3 Registration Statement filed with the Securities and Exchange Commission under the Act (the "Registration Statement").

          Based on the foregoing, we hereby confirm to you that the statements of law and legal conclusions set forth in the Registration Statement under the caption "United States Federal Income Taxation" regarding the tax consequences to such holders of the Preferred Securities represent, subject to the qualifications and limitations set forth therein, the opinion of Kirkland & Ellis, counsel to the Issuer and the Company (as such terms are defined in the Registration Statement).

          The opinions set forth herein are based on the applicable provisions of the Internal Revenue Code of 1986, as amended; the Treasury Regulations promulgated or proposed thereunder; current positions of the Internal Revenue Service (the "IRS") contained in published revenue rulings, revenue procedures and announcements; existing judicial decisions; and other applicable authorities.

          In conclusion, we should note that unlike a ruling from the IRS, opinions of counsel are not binding on the IRS. Hence, no assurance can be given that the opinion stated in this letter will not be successfully challenged by the IRS or rejected by a court. We express no opinion concerning any Federal income tax matter other than that discussed herein.

                              Very truly yours,

                              /s/ Kirkland & Ellis
                              KIRKLAND & ELLIS